SECOND SUPPLEMENTAL INDENTURE
                         (dated as of December 23, 1998)

                                     to the

                               INDENTURE OF TRUST
                         (dated as of October 31, 1995)

                                     between

                     MAIN PLACE REAL ESTATE INVESTMENT TRUST

                          (as successor in interest to

                         MAIN PLACE FUNDING CORPORATION)

                                       and

                        FIRST TRUST NATIONAL ASSOCIATION

                         ------------------------------

                                 $1,500,000,000
                 Mortgage-Backed Bonds, Series 1995-2 Due 2000

                         ------------------------------


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                          SECOND SUPPLEMENTAL INDENTURE



          SECOND SUPPLEMENTAL INDENTURE, dated as of December 23, 1998, between Main Place Funding, LLC, a Delaware limited liability company formerly known as Main Place Holdings, LLC (the "Company"), as successor in interest to Main Place Real Estate Investment Trust, a Maryland real estate investment trust (the "Issuer"), and U.S. Bank Trust National Association (the "Trustee"), formerly known as First Trust National Association ("First Trust") and the trustee under that certain Indenture of Trust, dated as of October 31, 1995, between the Issuer and First Trust (the "Indenture").

          WHEREAS, Main Place Funding Corporation, a Delaware Corporation (the "Predecessor Issuer") and First Trust previously entered into the Indenture, pursuant to which the Predecessor Issuer issued $1,500,000,000 aggregate principal amount of Mortgage-Backed Bonds, Series 1995-2 Due 2000; and

          WHEREAS, pursuant to that certain Agreement of Merger dated October 31, 1996, by and among the Issuer, the Predecessor Issuer and Main Place Holdings Corporation, a Delaware corporation (the "Parent"), the Predecessor Issuer was merged by the Parent with and into the Issuer, with the Issuer as the surviving entity of the merger; and

          WHEREAS, pursuant to the First Supplemental Indenture, dated as of November 1, 1996, between the Issuer and First Trust (the "First Supplemental Indenture"), the Issuer, as successor in interest to the Predecessor Issuer, evidenced, pursuant to Sections 7.01(1), (2) and 8.01(1) of the Indenture, the succession of the Issuer to the Predecessor Issuer and the assumption by the Issuer of the covenants of the Predecessor Issuer under the Indenture and the Securities (as defined in the Indenture) issued pursuant to the Indenture; and

          WHEREAS, pursuant to that certain Agreement of Merger, dated as of October 15, 1998, the Parent merged with and into the Company, with the Company as the surviving entity of the merger; and

          WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of December 22, 1998, by and among the Company and the Issuer, the Issuer merged with and into the Company, with the Company as the surviving entity of the merger; and

          WHEREAS, the Company, as successor in interest to the Issuer, wishes to enter into this Second Supplemental Indenture pursuant to Sections 7.01(1),
(2) and 8.01(1) of the Indenture to evidence the succession of the Company to the Issuer and the assumption by the Company of the covenants of the Issuer under the Indenture and the Securities (as defined in the Indenture) issued pursuant to the Indenture; and

          WHEREAS,   all  acts  necessary  to  cause  this  Second  Supplemental
Indenture to constitute a valid, binding and legal obligation of the Company have been done and performed.

          NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:

     1. All references to the Issuer in the Indenture shall hereinafter refer to the Company, as successor in interest to the Issuer.

     2. The Company hereby expressly assumes all rights and obligations of the Issuer under the Indenture in respect of the Securities and the Collateral (as defined in the Indenture) and expressly assumes every covenant of the Indenture on the part of the Issuer to be performed or observed.

     3. The Company hereby expressly confirms that the Collateral shall secure its obligations under the Securities and the Indenture.

     4. Except as expressly set forth herein, the Indenture shall remain unchanged and in full force and effect.

     5. This Second Supplemental Indenture shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     6. This Second Supplemental Indenture may be executed in any number of counterparts, each of which may be an original, but all of which, taken together, shall constitute one and the same instrument.

     (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.


                                            MAIN PLACE FUNDING, LLC


                                            By:   /s/ John E. Mack
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            U.S. BANK TRUST NATIONAL ASSOCIATION
                                            as Trustee


                                            By:   /s/ S. Christopherson
                                                  ------------------------------
                                                  Authorized Signatory
                                                  Name:  S. Christopherson
                                                  Title: Vice President